Defynance Holdings, Inc.

Defynance eliminates student debt with its smart Income Share Agreement (ISA). We pay off student loans for qualified employed American workers and provide an investment platform supported by a career resources marketplace.


Debt-Free
Student Loan Refinancing

Invest

$99.00 minimum investment

Deadline December 11, 2020
in 2 months

Share Price
$0.60

Total Raised
$3,553

Valuation
$6,000,000

4(a)(6) offering provided by Netcapital Funding Portal, Inc. Security transfer functionality provided by Netcapital Systems LLC.

INTRODUCTION

We pay off student loans with debt-free income share agreements (ISA). We also offer a resources marketplace with various career and other resources to optimize earning potential and improve quality of life.

The Defynance investment opportunity lets you get in on the ground floor of a unique student loan refinancing solution designed to help solve the student debt crisis and empower financial freedom for our customers, investors, and users.

DEAL HIGHLIGHTS

- Earn dividends - When Defynance become profitable, our shareholders will start earning dividends.
- Solve the student debt crisis - We believe that no one else is directly tackling the student debt crisis with a debt-free student loan refinancing solution.
- Join our debt-free movement - Defynance is just starting. We have plans to expand and grow our offering and you may help define our journey. Plus, we'll be sure to thank you!

PROBLEM

Sadly, student debt today is pervasive. It has become a full blown crisis! Its negative impact reaches across the demographic, racial, and income spectrum.

Here are the big numbers:

- **$1.6+ Trillion** of student debt growing **10% annually**
- More than **45+ Million** student loan borrowers
- **2nd largest consumer debt** behind mortgages but more than credit cards and auto loans
- **70%** of college students leave **with student loans**; many without even graduating
- Student loan refinancing has **strict approval criteria** and mostly requires **co-signers**

Additional reading:

- Student Loan Debt Statistics – Updated July 2020
- 5 facts about student loans
- Debt Nation: The faces and lives behind America's student loan crisis
- America's Student Debt Crisis is a Civil Rights Crisis," New Research Concludes - Progressive Party USA
- Read. Vent. Inspire. Share student debt stories
- Paying student loans by becoming a "sugar baby"? "What Would You Do?


Naimi Iqbal, 24
Income: $125,000 Student Debt: $18,106
"Inevitably the immigrant experience disadvantages you when it comes to understanding the logistics and the red tape."
Sarah Babcock, 41
Income: $110,000 Student Debt: $114,000
"The thing that gives me the most heartburn is that it's unlikely that we will be able to give our children the gifts our parents gave us: a debt-free undergrad."
Arthur Stallworth, 36
Income: $125,000 Student Debt: $163,718
"I know I have to get a place that's bigger and I'm already living paycheck to paycheck."
Jack Connolly, 60
Income: $30,000 Student Debt: $233,921
"There's no way I could afford dating. Just dinner and a movie, that'll run you 100 bucks."

Problem

SOLUTION

Defynance eliminates student debt and invests in the earning potential of our customers with our debt-free ISA student loan refinancing and investment platform, which has the following core offerings and benefits:

Debt-free ISA student loan refinancing

- Multiple ISA terms from 5 to 15 years
- Always affordable payments
- Removes student loan debt from credit report
- Automatic payment deferrals if income falls below $25,000
- Scaling payment cap
- Prepayment and buyout options
- Cash back at the end of the ISA

Impact investment fund

- Open to accredited investors
- Generates passive quarterly income from all ISA contracts funded
- Has low volatility with projected growing returns
- Dynamic correlation with the market has recession hedging properties
- Tax deferral benefits

Comprehensive resources marketplace

- Career guidance, recruitment, upskilling, networking, and jobs
- Entrepreneurship resources, support, and education
- Credit building and repair
- Financial tools, widgets, resources, and education
- Wellness support for mental, spiritual, and physical health


defynance
Welcome to Defynance!
Defy Student Loan Debt Now
No Debt
Affordable Payments
Cash Return
Career Guidance
RESOURCES
Welcome, Charlotte!
WE ARE HERE FOR YOU TO GUIDE AND SUPPORT
NewCredit
[re]start

Solution

BUSINESS MODEL

One Time

- Student Loan Refinancing Customers pay a processing fee
- ISA Refinancing Fund Investor pays a sales charge

Recurring

- Monthly servicing fee from each income sharing payment
- Quarterly fund management fees

Future Revenue

- Plan to monetize resources marketplace in 2021


Large market and profitable business model
$
310
Billion
Serviceable Market
Graduate PLUS, Parent PLUS, and private student loans
TRANSACTION
Processing Fees
From Refinancer
SERVICING
Servicing Fees
Each ISA Payment
INVESTMENT
Sales Charge
From ISA Investor
FUND
Management Fees
From ISA Investor

Business model

MARKET

We plan to target the higher end of the student loan spectrum by refinancing Graduate PLUS, Parent PLUS, and private student loans.

The student loan refinancing market is largely untapped because existing lenders have:

- Strict approval criteria
- Require co-signers
- Very few banks refinance student loans

Defynance is not a lender. We invest in the earning potential of our customers. We offer:

- A debt-free refinancing solution
- Always has affordable payments
- Offers consumer protections
- Does not requires a co-signer
- Gives cash back at the end of the ISA

PROGRESS

What have we built?

- First ISA refinancing contract
- Application to funding to servicing process
- Customized ISA approval criteria
- Algorithm for ISA pricing and risk adjustment
- Online platform pilot with early beta users
- Career and more resources marketplace
- Fully functional mobile app prototype
- ISA Refinancing Fund structure
- First paying ISA student loan refinancing customer
- More than 70 applicants without marketing



The roadmap to an automated ISA refinancing platform
MVP
Resources Marketplace MVP
ISA Refinancing Fund
ISA Calculator
Platform MVP
2
1
ISA contract
Business processes
Algorithm MVP
First ISA deal
FINISHED JUNE, 2020
Touchless process
Algorithm ML
Platform AI
4
3
Workflow automation
Platform insights
Mobile app
Complete
In Process
In Future

Progress

MEDIA MENTIONS

- Featured Founder: Farrukh Siddiqui of Defynance - Embar Collective 2019
- RedPerit's Defynance is out to disrupt the student loan market - Catalyst 2019
- Defynance: Tampa startup takes on student loan crisis - 83 Degrees 2019
- Tackling Student Loan Debt with Farrukh Siddiqui's Defynance | Startup Report - St. Pete Catalyst 2019
- Farrukh Siddiqui Red Carpet - Synapse Summit 2020
- Plan Out Your Bootstrap" The Inventive Journey Podcast for Entrepreneurs w/ Farrukh Siddiqui - Inventive Journeys Podcast

TEAM

Our day to day team consists of engineers and business development staff all focused on one thing: freeing people from their student debt.


I
EMPOWER
FINANCIAL
FREEDOM

Farrukh Siddiqui

Founder & CEO

Farrukh is a seasoned financial executive, social entrepreneur, and innovator with 30 years of diverse professional background in product development, technology, marketing, sales, business development, operations, and social impact. He has a consistent leadership track record of achieving results by empowering staff, demanding organization wide accountability, and technology innovation.


I
EMPOWER
FINANCIAL
FREEDOM

Team

The Defynance team is comprised of a diverse group of young professionals who are passionate about solving the student debt crisis. Coming from engineering, marketing, research, and business development backgrounds, the team brings a wide variety of skills necessary for the constantly pivoting nature of startup growth. They have successfully contributed to creating a unique debt-free income share agreement solution to tackle the student debt crisis and are constantly working to efficiently execute Defynance technology, operations, business development, and marketing strategies and tactical plans.

TESTIMONIALS

"After I graduated from college during the 2008 financial crisis in one of the worst job markets I felt hopeless about the student debt I was carrying. I could not refinance all the separate loans because my credit history was limited. I wish I had an option like Defynance sooner. A debt free alternative from a traditional loan with a support ecosystem to improve my earning potential would have enabled me to get my finances back on track much sooner."

Asif H
Applicant

"I've known far too many people trapped in a vicious cycle of student loan debt. People that worked hard all their lives, did the right thing and sacrificed to perform well in school. Yet, their upward mobility is severely limited, and they may never enjoy the fruits of labor. Defynance has the potential to really solve the problem."

Joey Womack
Founder Goodie Nation

ADVISORS



Alison Beckner
Credit Advisor



Brian Gunn
Sales Advisor



Viveck Boray
Legal Advisor



Adnan Masood
Tech Advisor



Kristen Slink
Fintech Advisor

USE OF PROCEEDS

If the offering's maximum amount of $1,070,000 is raised:

Use	Value	% of Proceeds
Management	$223,459	20.9%
BD & Marketing	$410,684	38.4%
IT & Systems	$80,852	7.6%
Product	$179,154	16.7%
Legal & Compliance	$59,619	5.6%
G&A	$44,801	4.2%
CF Marketing	$15,000	1.4%
CF Review	$1,500	0.1%
Net Capital Fixed Fees	$2,501	0.2%
Intermediary fees	$52,430	4.9%

TERMS

This is an offering of Common Stock, under registration exemption 4(a)(6), in Defynance Holdings, Inc.. This offering must raise at least $10,000 by December 11, 2020 at 11:59pm ET. If this offering doesn't reach its *target*, then your money will be refunded. Defynance Holdings, Inc. may issue additional securities to raise up to $1,070,000, the offering's *maximum*.

$3,553 raised

$10,000 minimum

If the offering is successful at raising the maximum amount, then the company's implied valuation after the offering (sometimes called its *post-money valuation*) will be:

11,783,333 shares
× $0.60 per share

$7,070,000 implied valuation

PITCH DECK


defynance
empower financial freedom
Debt-Free
Student Loan Refinancing

Open

Download

FINANCIALS

These financial statements have been reviewed by an independent Certified Public Accountant.

CPA review letter

SEC FILINGS

The Offering Statement is a formal description of the company and this transaction. It's filed with the SEC to comply with the requirements of exemption 4(a)(6) of the Securities Act of 1933.

Latest offering statement

UNDERSTAND THE RISKS

Be sure to understand the risks of this type of investment. No regulatory body (not the SEC, not any state regulator) has passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials or information posted herein. That's typical for Regulation CF offerings like this one.

Neither Netcapital nor any of its directors, officers, employees, representatives, affiliates, or agents shall have any liability whatsoever arising from any error or incompleteness of fact or opinion in, or lack of care in the preparation or publication of, the materials and communication herein or the terms or valuation of any securities offering.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company's control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

MORE INFO

- Website
- Facebook
- Twitter
- Instagram
- YouTube

UPDATES

Oct 9, 2020 • Defynance User Hub Prototype Demo Farrukh...

Oct 6, 2020 • Primary offering of 1,783,333 shares at $0.60

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